UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into European Transaction

On May 9, 2016, ARIAD Pharmaceuticals, Inc. (“ARIAD”) and its wholly-owned subsidiary ARIAD Pharmaceuticals (Cayman) L.P. (the “Seller”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Incyte Corporation (“Incyte”) (as guarantor) and its wholly-owned subsidiary Incyte Europe S.a.r.l. (“Incyte Europe”), pursuant to which Incyte Europe has agreed to acquire from the Seller all of the outstanding shares of ARIAD Pharmaceuticals (Luxembourg) S.a.r.l., the parent company of ARIAD’s European subsidiaries responsible for the commercialization of Iclusig® (ponatinib) in the European Union (“EU”) and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia (the “Territory”), for an upfront payment of $140 million (the “Upfront Payment”).

In connection with the transactions contemplated by the Share Purchase Agreement, the parties have also agreed on an Amended and Restated Buy-in License Agreement to be entered into between ARIAD, Incyte (as guarantor) and ARIAD Pharmaceuticals (Europe) S.a.r.l., one of the entities that will be owned by Incyte upon the closing of the transactions contemplated by the Share Purchase Agreement (the “License Agreement”). Under the terms of the License Agreement, Incyte will be granted an exclusive license to develop and commercialize Iclusig in the Territory (the “License”). ARIAD will be entitled to receive tiered royalties from Incyte of between 32% and 50% of net sales of Iclusig in the Territory (the “Royalty Payments”). The Royalty Payments will be subject to adjustment for certain events, including events related to the expiration of statutory or regulatory exclusivity periods for the commercialization of Iclusig in the Territory. In addition, ARIAD will be eligible to receive up to $135 million in potential development and regulatory milestones for Iclusig in new oncology indications in the Territory, together with additional milestones for non-oncology indications, if approved, in the Territory (collectively, the “Milestone Payments”). Incyte has agreed to contribute up to $7 million in each of 2016 and 2017 to fund ARIAD’s OPTIC and OPTIC-2L clinical trials (the “Development Costs”).

The terms of the License Agreement also include an option (the “Option”) for an acquirer of ARIAD to re-purchase the licensed rights from Incyte, subject to certain conditions. Upon exercise of the Option, ARIAD’s acquirer would be required to make a payment to Incyte equivalent to the Upfront Payment and any Milestone Payments or Development Costs previously paid to ARIAD, and an additional payment based on Iclusig sales in the Territory in the 12 months immediately prior to the exercise of the Option. Following exercise of the Option, Incyte would also be eligible to receive royalties of between 20% to 25% of net sales of Iclusig in the Territory by an acquirer of ARIAD following the effective date of the re-purchase of the License. The Option cannot be exercised before the two year anniversary, or after the six year anniversary, of the effective date of the License Agreement. Following exercise of the Option, there is a further transition period of up to one year before the re-purchase of the License can be made effective.

ARIAD and Incyte will establish a joint steering committee and joint commercialization committee to oversee product development and commercialization of Iclusig in the Territory, including oversight of any development or commercialization plan. Each of ARIAD and Incyte has ultimate decision making authority with respect to a specified limited set of issues, and for all other issues, the matter must be resolved by consensus or by an expedited arbitration process.

Unless terminated earlier in accordance with its provisions, the License Agreement will continue in effect on a country-by-country basis until the latest to occur of (1) the expiration date of the composition patent in the relevant country, (2) the expiration of any regulatory marketing exclusivity period or other statutory designation that provides similar exclusivity for the commercialization of Iclusig in such country and (3) the seventh anniversary of the first commercial sale of Iclusig in such country; and thereafter, in the absence of generic competition, for a specified period of time in which Incyte will be obligated to pay royalties at a reduced rate. The License

Agreement may be terminated in its entirety by Incyte for convenience on twelve months notice after the third anniversary of the effective date of the License. The License Agreement may also be terminated by either party under certain other circumstances, including material breach, force majeure and bankruptcy or insolvency of the other party.

The closing under the Share Purchase Agreement and effectiveness of the License Agreement is currently expected to occur on or about June 1, 2016, subject to satisfaction of customary closing conditions. The Share Purchase Agreement is not conditioned upon Incyte Europe’s ability to obtain financing. In addition, the Share Purchase Agreement includes a standstill provision that precludes Incyte from acquiring more than a specified percentage of shares of ARIAD’s common stock or from taking certain other actions intended to acquire or influence control of ARIAD without the consent of ARIAD’s board of directors for a specified period following the effective date of the agreement, subject to certain customary exceptions.

The foregoing descriptions of the Share Purchase Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the full agreements, which ARIAD intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2016. A copy of the press release announcing the transactions described herein is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Royalty Financing

On July 28, 2015, ARIAD entered into a Revenue Interest Assignment Agreement (the “RIAA”) with PDL BioPharma, Inc. (“PDL”). Under the RIAA, PDL agreed to pay ARIAD $100 million for the right to receive a mid-single-digit percentage of worldwide net revenues from sales of Iclusig until it receives a fixed internal rate of return. In addition, ARIAD received an option to require PDL to fund to ARIAD up to an additional $100 million in either one or two tranches between January and July 2016.

On May 9, 2016, in connection with the transactions with Incyte described above, ARIAD and PDL agreed to amend the RIAA to, among other things, include in the Iclusig net sales calculation under the RIAA net sales of Iclusig made by Incyte in the Territory under the License Agreement. In addition, ARIAD’s option to receive additional funding was restructured so that ARIAD may require PDL to fund up to an additional $40 million (instead of the original $100 million) in July 2017 (instead of between January and July 2016). In connection with the amendment to the RIAA, ARIAD and PDL also agreed to release ARIAD’s European patents and certain other European assets from the collateral. These agreements with PDL are subject to and effective upon the closing of the Incyte transaction.

The foregoing summary of the amendment to the RIAA and the release of security interests does not purport to be complete and is qualified in its entirety by reference to the full agreements, which ARIAD intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Except for their status as contractual documents between the parties, the Share Purchase Agreement, License Agreement and amendments to the RIAA and security agreement are not intended to provide factual information about the respective parties. The representations and warranties contained in each of these agreements were made only for purposes of each such agreement and as of the dates specified therein, were solely for the benefit of the respective parties to such agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Amendment to Royalty Financing” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release, dated May 9, 2016, issued by ARIAD Pharmaceuticals, Inc. and Incyte Corporation

Forward-Looking Statements

This Form 8-K contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to statements related to the expected completion of the proposed transaction with Incyte and the closing date of the transaction, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after the filing of this Form 8-K. We caution investors not to place considerable reliance on the forward-looking statements contained in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

/s/	Manmeet S. Soni

Manmeet S. Soni
Executive Vice President,
Chief Financial Officer and Treasurer

Date: May 9, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 9, 2016, issued by ARIAD Pharmaceuticals, Inc. and Incyte Corporation